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                                                                     Ex. 99.1

                          THE NEW YORK TIMES COMPANY                    Class A
[LOGO]       Proxy Solicited on Behalf of the Board of Directors of
               the Company for Annual Meeting on April 16, 1998

The undersigned hereby constitutes and appoints Arthur O. Sulzberger, Jr., Laura J. Corwin and Solomon B. Watson IV, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at Town Hall, 123 West 43d Street, New York, New York 10036, on Thursday, April 16, 1998, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

Election of Class A Directors, Nominees:                    Change of Address

A. Leon Higginbotham, Jr., Robert A. Lawrence,             --------------------
Charles H. Price II, Donald M. Stewart, William O. Taylor  --------------------
                                                           --------------------
                                                           --------------------
                                                           (If you have written
                                                           in the above space,
                                                           please mark the
                                                           corresponding box on
                                                           the reverse side of
                                                           this card)

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign and return this card.

                                                                    SEE REVERSE
                                                                        SIDE

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/X/ Please mark your votes
    as in this example.

    This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class A directors and FOR proposals 2 and 3.

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     The Board of Directors recommends a vote FOR the proposals 1, 2, and 3.
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                                                 For           Withheld

(1) Election of Class A Directors (See reverse)  / /            / /

For, except vote withheld for the following nominee(s)

(2) Approval of amendments to the 1991 Executive Stock Incentive Plan and 1991 Executive Cash Bonus Plan
                      For      Against   Abstain
                      / /        / /       / /

(3) Ratification of selection of Deloitte & Touche LLP as auditors

                      / /        / /       / /

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This proxy is solicited on behalf of the Board of Directors for the Annual
Meeting on April 16, 1998. Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 4, 1998.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.


Change of address on Reverse Side  / /


Signature(s)                                  Date
--------------------------------------------  ---------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.

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